EXHIBIT 10.56
2006 Incentive Compensation Awards, 2007 Base Salaries,
2007 Target Incentive Opportunity Percentages and
2007 Equity Awards for Named Executive Officers

			2007
			Target	2007
	2006		Incentive Award	Equity Awards
	Incentive	2007	Opportunity	Stock Options	Performance Units
Named Executive Officer	Compensation	Base Salary	(% of base salary)	(#)	(#)
Myron E. Ullman, III
Chairman of the Board and
Chief Executive Officer	$2,673,750	$1,500,000	125%	201,511	50,955

Robert B. Cavanaugh
Executive Vice President and
Chief Financial Officer	$723,575	$690,000	60%	34,005	8,599

Ken C. Hicks
President and
Chief Merchandising Officer	$1,072,932	$840,000	75%	75,567	19,108

Michael T. Theilmann
Executive Vice President,
Chief Human Resources and
Administration Officer	$550,924	$550,000	60%	27,708	7,006

Joanne L. Bober
Executive Vice President,
General Counsel
and Secretary	$412,049	$500,000	50%	20,151	5,096